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                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          YEAR ENDED DECEMBER 31,
                                        --------------------------
                                           1994    1995     1996
                                        --------------------------
NET INCOME PER COMMON SHARE - PRIMARY
 Net income                               $  779   $1,893  $   148
                                        ==========================

 Average common shares outstanding         3,218    3,336    8,352
 Dilutive options                                     213      232
 Other (1)                                 5,630    5,630    2,669
                                        --------------------------
 Weighted average common shares
  outstanding                              8,848    9,179   11,253
                                        ==========================


 Net income per common share              $ 0.09   $ 0.21  $  0.01
                                        ==========================

NET INCOME PER COMMON SHARE - FULL
 DILUTION
 Net income                               $  779   $1,893  $   148
                                        ==========================

 Average common shares outstanding         3,218    3,336    8,352
 Dilutive options                                     213      238
 Other (1)                                 5,630    5,630    2,669
                                        --------------------------
 Weighted average common shares
  outstanding                              8,848    9,179   11,259
                                        ==========================

 Net income per common share              $ 0.09   $ 0.21  $  0.01
                                        ==========================
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(1)Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
83, Common Stock and stock options issued during the twelve-month period preceding the date of the initial filing of the registration statement with an exercise price below the initial public offering price of $14.00 per share have been included in the calculation of common equivalent shares, using the Treasury stock method, as if they were outstanding for all periods presented.